Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 31, 2023, relating to the consolidated balance sheets of Prairie Operating Co. (f/k/a Creek Road Miners, Inc.) as of December 31, 2022 and 2021, and the related consolidated statements of operations, consolidated statements of stockholders’ equity (deficit) and consolidated statements of cash flows for the years ended December 31, 2022 and 2021 and the related notes, which is contained in the Prospectus.

Manchester, Vermont
August 24, 2023